EXCHANGE AGREEMENT
by and among
LSB INDUSTRIES, INC.
(the “Company”)

and
PAUL DENBY REVOCABLE TRUST, U/A/D 10/12/93
THE PAUL J. DENBY IRA
DENBY ENTERPRISES, INC.

TRACY DENBY

(the “Holders”)

and

PAUL J. DENBY

October __, 2006

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is dated this October __, 2006, by and among LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), and PAUL J. DENBY, TRUSTEE OF THE PAUL DENBY REVOCABLE TRUST, U.A.D. 10/12/93 (the “Trust”), THE PAUL J. DENBY IRA (the “IRA”), DENBY ENTERPRISES, INC. (“DEI”), and TRACY DENBY, an individual (“T. Denby”) (each of Trust, IRA, DEI and T. Denby are individually a “Holder” and collectively, the “Holders”), and PAUL J. DENBY, an individual (“Denby”).

W I T N E S S E T H:

WHEREAS, there are currently 623,550 shares of the Company’s $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (the “Series 2 Preferred”) issued and outstanding as of the date of this Agreement;

WHEREAS, the Series 2 Preferred is registered with the Securities and Exchange Commission under the Form S-2 Registration Statement No. 33-61640, effective May 19, 1993 (the “Registration Statement”);

WHEREAS, the preferences and relative, participating, optional and other rights of the Series 2 Preferred are governed by the Company’s Certificate of Designations filed with the Secretary of State of the State of Delaware on May 21, 1993;

WHEREAS, Denby and T. Denby, husband and wife, beneficially own an aggregate of 41,000 shares of Series 2 Preferred and such shares are owned of record by the Holders in the amounts set forth below:
Record Owner	Shares of Series 2 Preferred
Paul Denby Revocable Trust, U.A.D. 10/12/93	25,000
Paul J. Denby IRA	11,000
Denby Enterprises, Inc.	4,000
Tracy Denby	1,000
Total	41,000

WHEREAS, as of the date of this Agreement, the amount of accrued and unpaid dividends on each share of Series 2 Preferred is $23.2625, and the aggregate amount of accrued and unpaid dividends on the Series 2 Preferred held by the Holders is $953,762.50;

WHEREAS, the Holders desire to exchange the Series 2 Preferred for shares of the Company’s common stock, par value $.10 per share, at an exchange rate of 7.4 shares of common stock for each share of Series 2 Preferred, and the Company desires to issue shares of its common stock in exchange for the Series 2 Preferred held by the Holders, all on the terms and conditions set forth in this Agreement;

WHEREAS, each of the Holders shall waive and relinquish any and all rights that the Holders may have in and to the accrued and unpaid dividends on the Series 2 Preferred beneficially owned or held by the Holders; and

WHEREAS, the reliance upon the representations made by the Holders in this Agreement, the transactions contemplated by this Agreement are such that the offer and exchange of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws because this is an exchange offer pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and it is a private placement intended to be a non-public offering pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the Company and the Holders hereby agree as follows:

1.  Exchange. Subject to and upon the terms and conditions set forth in this Agreement, each Holder agrees to surrender to the Company (the “Exchange”) all of the outstanding shares of Series 2 Preferred beneficially owned by the Holders for 7.4 shares of the Company’s newly issued common stock per each share of Series 2 Preferred beneficially owned by the Holders. The aggregate number of shares of common stock to be issued in exchange for all of the Series 2 Preferred shares beneficially owned by the Holders is 303,400 (the “Exchange Shares”).

1.1
Delivery. Each Holder will promptly deliver, or cause to be delivered, to the Company the certificate or certificates representing the shares of Series 2 Preferred beneficially owned or held by the Holder. Each such certificate shall be duly endorsed in blank by the Holder or the Holder’s nominee, as applicable, with the signature endorsed by Medallion guaranty. Promptly after receipt of the duly endorsed certificate or certificates, the Company will deliver or cause to be delivered to the Holder at the address set forth on the signature page of this Agreement (or at such other address provided to the Company in writing), a certificate or certificates representing the Exchange Shares issued in the name of the Holder, in such denominations as Holder requests in writing.

1.2
Waiver. In consideration of the Exchange, each Holder hereby waives, releases, acquits and forever discharges the Company, and all of its respective subsidiaries, affiliates, agents, employees, officers, and directors, as well as their respective heirs, successors, legal and personal representatives, and assigns of any and all of them, from and against any and all claims, liabilities, losses, damages, cause or causes of action of any kind or character whatsoever, whether liquidated, unliquidated or disputed, asserted or assertable, known or unknown, in contract or in tort, at law or in equity, which the Holder might now or hereafter having arising out of or in connection with or relating to the Series 2 Preferred, including all rights to any and all amounts of accrued and unpaid dividends on or in connection with the Series 2 Preferred.

1.3
SEC Reports. The Company is a reporting company under the Exchange Act of 1934, as amended (the “Exchange Act”) and has filed with the United States Securities and Exchange Commission (the “SEC”) all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act (the “SEC Reports”). Each Holder has had the opportunity to review, and has reviewed, all such reports and information which the Holder deemed material to an investment decision regarding the Exchange and the investment in the Exchange Shares.

1.4	Section 3(a)(9) and Rule 144. Assuming the accuracy of the representations and warranties of each Holder set forth in section 3 of this Agreement, the Company acknowledges and agrees that, either:

1.4.1
Section 3(a)(9). The Exchange qualifies as an exchange under Section 3(a)(9) of the Securities Act, and, in accordance with Section 3(a)(9) and the applicable interpretative letters of the staff of the SEC, the Exchange Shares issued to the Holder (or the Nominee) will assume the same character of the Series 2 Preferred surrendered to the Company. As such, the Exchange Shares will be unrestricted and may be issued without restrictive legend; or

1.4.2
Rule 144. For purposes of Rule 144 of the Securities Act, the holding period of the Series 2 Preferred and the Exchange Shares may be tacked back to the date the Holder acquired and paid for in full the Series 2 Preferred. In reliance on the Holder’s representations and warranties set forth in Section 3 of this Agreement, the Company will cause certificates evidencing the Exchange Shares to be issued without any restrictive legends.

2.  Representations and Warranties of the Company. The Company represents and warrants to the Holders that:

2.1	Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2	Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform the transactions contemplated by this Agreement.

2.3
Issuance of Exchange Shares. The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and nonassessable shares of the common stock of the Company. Assuming the accuracy of each of the representations and warranties of each of the Holder contained in Section 3 of this Agreement, the issuance by the Company of the Exchange Shares in accordance with the terms of this Agreement is exempt from registration under the Securities Act.

2.4
No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) will not result in a violation of the certificate of incorporation or bylaws of the Company.

2.5
Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

2.6
No Commission. Each Holder has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. Each Holder agrees and acknowledges that the Exchange Shares are being issued exclusively for the exchange of the Series 2 Preferred.

2.7
No General Solicitation. Each Holder initially solicited the Company in connection with the Exchange. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Exchange.

3.  Representations and Warranties of the Holders. Each Holder represents and warrants to the Company that:

3.1
No Public Sale or Distribution. Each Holder is acquiring the Exchange Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act and applicable state securities laws. Each Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, any of the Series 2 Preferred or the Exchange Shares.

3.2
Accredited Investor and Affiliate Status. Each Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act. Each Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than 10% of the common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.3
Reliance on Exemptions. Each Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of each Holder to complete the Exchange and to acquire the Exchange Shares.

3.4
Information. Each Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by the Holder. Each Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. Each Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act are available to the Holders, and each Holder has not relied on any statement of the Company not contained in such documents in connection with the Holder’s decision to enter into this Agreement and the Exchange.

3.5
Risk. Each Holder understands that its investment in the Exchange Shares involves a high degree of risk. Each Holder is able to bear the risk of an investment in the Exchange Shares including, without limitation, the risk of total loss of its investment. Each Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange. There is no assurance that the Exchange Shares will continue to be quoted, traded or listed for trading or quotation on the American Stock Exchange or on any other organized market or quotation system.

3.6
No Governmental Review. Each Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

3.7	Organization; Authorization. Each Holder has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.8
Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against each Holder in accordance with its terms.

3.9
Ownership of Series 2 Preferred. Denby and/or T. Denby is the beneficial owner of the Series 2 Preferred held by the Holders. The Holder paid for the Series 2 Preferred in full, and has continuously held the Series 2 Preferred, more than two years prior to the date of this Agreement. The Holders, individually or through a nominee, owns the Series 2 Preferred outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

3.10
Prior Investment Experience. Each Holder acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to it and to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.11
Tax Consequences. Each Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from entering into the Agreement and from consummation of the Exchange. Each Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12
No Registration, Review or Approval. Each Holder acknowledges, understands and agrees that the Exchange Shares are being offered and exchanged hereunder pursuant to (a) an exchange offer exemption under Section 3(a)(9) of the Securities Act and (b) (i) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 4(2) of such Securities Act and/or Regulation D promulgated under the Securities Act) and (ii) a similar exemption to the registration provisions of applicable state securities laws.

4.  Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Holder with prior written notice thereof:

4.1	Delivery. Each Holder shall have delivered to the Company all of the Series 2 Preferred beneficially owned by Denby or T. Denby and held by a Holder or a nominee.

4.2
No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement.

4.3
Listing. If required, the Exchange Shares (a) shall be designated for quotation or listed on the American Stock Exchange and (b) shall not have been suspended, as of the date of this Agreement, by the SEC or the American Stock Exchange from trading on the American Stock Exchange.

5.  Conditions Precedent to Obligations of the Holders. The obligation of the Holders to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the condition that no order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement. Such condition is for each Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof.

6.  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware , without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.1
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

6.2	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.3
Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

6.4
Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holders, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Holders makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders against whom the amendment may be enforced. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

6.5
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

LSB Industries, Inc.
16 South Pennsylvania
P. O. Box 754
Oklahoma City, OK 73101
Telephone: (405) 235-4546
Facsimile: (405) 236-1209
Attention: Heidi Brown, Esq.

If to the Holders, to Paul J. Denby at the address set forth on the books and records of the Company, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

6.6
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchange Shares. Each Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights.

6.7
No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8
Representations are Survival. The representations and warranties of the Company and each Holder contained in sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement. Each Holder shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

6.9
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

LSB INDUSTRIES, INC., a Delaware corporation
By: ________________________________
Jack E. Golsen, Chief Executive Officer

(the “Company”)

PAUL DENBY REVOCABLE TRUST, U.A.D. 10/12/93

By: ______________________________
Paul J. Denby, Trustee

(the “Trust”)

THE PAUL J. DENBY IRA

By: _______________________________
Name: _____________________________
Title: _____________________________

(the “IRA”)

DENBY ENTERPRISES, INC.

By: _______________________________
Paul J. Denby, President

(“DEI”)
________________________
TRACY DENBY, an individual

(“T. Denby”)

(collectively, the “Holders”).
________________________
PAUL J. DENBY, an individual

(“Denby”)